Exhibit 99.1

Registered Capital Contribution Agreement
(English Translation)

October 21, 2010

Beijing

This Registered Capital Contribution Agreement" (this “Agreement”) hereby is executed in Beijing, China on October 21, 2010 by the following parties.

Party A: China TransInfo Technology Group Co., Ltd.
Party B: Beijing Marine Communication & Information Co., Ltd.
Party C: Zhongyuan Credit Guarantee Co., Ltd.

1. China TranWiseway Information Technology Co., Ltd. (hereafter refers to as “China TranWiseway” or the “Company”) is a  limited liability company established according to Company Law of the People’s Republic of China (hereafter refer to as the “Company Law”) and related laws and regulations. The Company has registered capital of RMB 10 million Yuan.

2. Party A and Party B are the shareholders of China TranWiseway. Party A contributed RMB 9.1 Million Yuan for 70% ownership of the Company. Party B contributed RMB 0.9 Million Yuan for 30% ownership of the Company.

3. Party C is a limited liability company established in accordance with the Company Law and related laws and regulations with registered capital of RMB 1 Billion Yuan.

4. The parties agree that Party C will contribute additional registered capital in an amount of RMB 30 Million Yuan to China TranWiseway. After such contribution, the registered capital of China TranWiseway will be RMB 40 Million Yuan.

Therefore, pursuant to the principal of equality and mutual benefit, through friendly consultation, according to the Company Law and other laws and regulations of China, the parties hereby reach the agreement as follows:

Chapter 1 Capital Contribution

1.1 The parties agree that Party C contribute RMB 30 Million Yuan in cash to China TranWiseway. After such contribution, the registered capital of China TranWiseway will be RMB 40 Million Yuan.

1.2 After the closing of this transaction, the contributed amount of registered capital and the ownership of the Company are: Party A, contributed registered capital of RMB 9.1 Million Yuan, 55% ownership; Party B, contributed registered capital of RMB 0.9 Million Yuan, 15% ownership and Party C, contributed registered capital of RMB 30 Million Yuan, 30% ownership.

Chapter 2 Payment of Contributed Capital

2.1 Within fifteen (15) business days following the date of this Agreement, the Company shall deliver a written notice of capital contribution to Party C, which in turn shall, within five (5) business days upon the delivery of the notice, deposit RMB 30 Million Yuan into the bank account designated by the Company.

2.2 The parties agree that within five (5) business days after the satisfaction of the conditions set forth in Articles 2.1, any and all required documents for industrial and commercial registration changes shall be signed by the parties. The parties agree to make best effort to facilitate the completion of the formalities of registration.

2.3 The parties agree that within five (5) business days after the satisfaction of the conditions set forth in Articles 2.2, all the parties shall designate certain staff to complete the registration and filings in connection with the transfer of the equity interests with the relevant industry and commerce authorities.

Chapter 3 Management Structure of the Company after Capital Contribution

3.1 After the capital contribution, the Company shall establish a board of directors with five (5) members, among which, three (3) shall be designated by Party A, two (2) designated by Party B. The Company also appoints a supervisor, whom shall be designated by Party C.

3.2 The management of the Company exercises its rights and fulfills its obligations in accordance with the laws of place where Party A is located, the laws where the Company’s business is located, the Company Law and the Articles of Association of the Company.

Chapter 4 Representations and Warranties of Party A

4.1 The legal status and capability of Party A. Party A has full and independent legal status and legal capacity to enter into and to consummate the transactions contemplated by this Agreement. It can act as an independent party in a legal proceeding. The execution, delivery and performance by Part A of this Agreement do not and will not: (i) conflict with or violate any provision of any agreement or other instrument to which Party A is a party or by which any property or asset of Party A is bound or affected and (ii) conflict with or result in a violation of any law, rule, regulation, order of any governmental authority to which Party A is subject.

4.2 Listing of the Company through IPO. Party A hereby guarantees that, once the Company satisfies the conditions for listing through IPO, it will make best effort to facilitate the listing application without creating any obstacles.

Chapter 5 Representations and Warranties of Party B

5.1 The legal status and capability of Party B. Party B has full and independent legal status and legal capacity to enter into and to consummate the transactions contemplated by this Agreement. It can act as an independent party in a legal proceeding. The execution, delivery and performance by Part B of this Agreement do not and will not: (i) conflict with or violate any provision of any agreement or other instrument to which Party B is a party or by which any property or asset of Party B is bound or affected and (ii) conflict with or result in a violation of any law, rule, regulation, order of any governmental authority to which Party B is subject.

5.2 Listing of the Company through IPO. Party B hereby guarantees that, once the Company satisfies the conditions for listing through IPO, it will make best effort to facilitate the listing application without creating any obstacles.

Chapter 6 Representations and Warranties of Party C

6.1. The legal status and capability of Party C. Party C has full and independent legal status and legal capacity to enter into and to consummate the transactions contemplated by this Agreement. It can act as an independent party in a legal proceeding. The execution, delivery and performance by Part C of this Agreement do not and will not: (i) conflict with or violate any provision of any agreement or other instrument to which Party C is a party or by which any property or asset of Party C is bound or affected and (ii) conflict with or result in a violation of any law, rule, regulation, order of any governmental authority to which Party C is subject.

6.2. Legality of the cash for the contribution. Party C hereby guarantees that the source of the cash for the capital contribution under this Agreement is legitimate.

Chapter 7 Supplement, Amendment, Alteration and Termination of this Agreement

7.1 This Agreement may be supplemented by a written instrument signed by all of the parties.

7.2 No provision of this Agreement may be modified or amended except in a written instrument signed by all of the parties.

7.3 Termination. This Agreement can be terminated in the following ways: (1) be terminated with the written consents of all of the parties; (2) when the following conditions occur, one party can notify in written form other parties for the termination with a ten-day notice including the effective date of the termination: (i) when any of the representations or warranties from any party was made, it was untrue or with material omission; or (ii) the party in breach fails to cure the breach of this Agreement ten (10) days after receiving a written notice from other parties for cure.

7.4 Consequence of Termination. (1) this Agreement shall be null and invalid when it is terminated pursuant to Article 7.3 hereof; (2) after termination, each party shall, based on the principles of fairness and justice, return the benefit received under this Agreement to other parties; (3) after termination, all rights and obligations under this Agreement will be terminated immediately; each party shall have no claim against other parties under this Agreement, except for the liability set forth in Chapter 8.

Chapter 8 Liability for Breach

8.1 It will constitute a breach of contract if any party violates its obligations, representations or warranties under this Agreement.

8.2 Should any party beach this Agreement, the party in breach shall pay to other parties for the loss, liabilities and attorney fee caused by such breach with additional 20% penalty of the total loss.

Chapter 9 Force Majeure

9.1 No failure or omission to carry out or observe any or the terms, provisions or conditions of this Agreement shall be deemed to be breach of this Agreement if the same is caused by or arises out of Acts of God or any conditions of similar nature beyond reasonable control of any party. Notwithstanding the above, the party invoking Force Majeure shall take any and all necessary measures to mitigate the loss caused by the Force Majeure condition.

9.2 The party invoking Force Majeure shall notify the other parties in written form of the nature of the Force Majeure within three (3) business days following the occurrence of the Force Majeure condition. Within fifteen (15) business days following the occurrence of the Force Majeure condition, the invoking party shall provide detailed information of the event and a valid document explaining the reasons for failing to, partially failing to or suspending to perform this Agreement issued by the relevant public notary organization. Based upon the scope of the damage, the parties shall, through consultations, decide whether to terminate this Agreement or to exempt part of the obligations for implementation of this Agreement or whether to delay the execution of this Agreement. Within sixty (60) days after the occurrence of the Force Majeure event, if the consultation can not be reached, this Agreement can be terminated by the invoking party and non of the parties shall be responsible for any damages and losses occurred.

9.3 “Force Majeure” shall mean the unforeseeable, unavoidable and insurmountable events which prevent a party from partially or fully performing this Agreement. Such events include but are not limited to earthquakes, typhoons, floods, fires, wars, strikes, riots, governmental acts, change to laws and regulations or their application..

Chapter 10 Dispute Settlement

10.1 The execution, effectiveness, explanation, fulfillment and the dispute settlement relating to this Agreement shall be governed by the laws of China. In case there is no applicable Chinese law, general international business practice permitted by Chinese laws shall apply.

10.2 All disputes, controversies, claims or differences arising among the parties hereto in connection with or relating to this Agreement shall be settled through friendly consultation among the parties hereto. Where the disputes cannot be settled through friendly negotiations within fifteen (15) days, it shall be referred to and finally settled by final and binding arbitration by Beijing Arbitration Commission. The arbitral award is final and binding upon the parties.

10.3 During the arbitration process, this Agreement shall be observed and enforced by the parties except for the matters in dispute.

Chapter 11 Information Disclosure

11.1 All the provisions related to the capital contribution under this Agreement are confidential and shall not be disclosed to any third party, unless otherwise specified in this Agreement. If the information must be disclosed according to the law, then the disclosing party shall discuss and communicate with the other party before actual information disclosure or submission. After the execution of this Agreement, the fact of this capital contribution is not subject to the above-mentioned rules.

Chapter 12 Supplemental Provision

12.1 The issues not covered under this Agreement shall be settled pursuant to additional agreements entered into by the parties through friendly consultation. The appendix of this Agreement or its supplemental agreements are an integral and indispensable part of this Agreement and shall have the same binding force as this Agreement.

12.2 If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

12.3 Unless otherwise stated, no waiver of any default with respect to any provision of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

12.4 Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing in Chinese and shall be deemed given and effective on the earliest of (a) the date of receipt as shown on the receipt, if such notice or communication is delivered via mail, (b) the date of confirmation of receipt by facsimile or email (provided the sender receives a machine-generated confirmation of successful transmission) if such notice or communication is delivered via facsimile or email.

12.5 This Agreement shall become effective after the signature of both authorized representatives with the company seal of each party, respectively.

12.6 The Agreement is executed in eight original copies. Each party shall hold two copies and the Company holds one copy and the last copy shall be submitted to the competent authority of industry and commerce for registration. Each copy shall have the same legal effect.

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(This is the signature page to this Agreement)

Party A: China TransInfo Technology Group Co., Ltd.

Authorized person: /s/ Shudong Xia

Party B: Beijing Marine Communication & Information Co., Ltd.

Authorized person: /s/ Hongyi Yang

Party C: Zhongyuan Credit Guarantee Co., Ltd.

Authorized person: /s/ Hua Zhuo